Exhibit 99.02

Description of Shire Limited American Depositary Shares and American Depositary Receipts

In connection with the implementation of the scheme of arrangement under Sections 895 to 899 of the United Kingdom Companies Act 2006, Shire Limited, Shire plc, and the depositary bank has entered into an assignment and novation agreement relating to the Shire plc deposit agreement dated November 21, 2005 to establish the Shire Limited deposit agreement on identical terms as those in the Shire plc deposit agreement (the “deposit agreement”).

In this section, references to “we,” “us” and “our” refer solely to Shire Limited (“Shire”) and not its subsidiaries.

American Depositary Shares and American Depositary Receipts

JPMorgan Chase Bank, N.A. is the depositary of the ADSs. Each ADS will represent ownership interest in three ordinary shares which we will deposit with the custodian under the deposit agreement among Shire, the depositary and yourself as an ADR holder. In the future, each ADS will also represent any securities, cash or other property deposited with the depositary but not distributed by them directly to you. Your ADSs will be evidenced by what are known as American depositary receipts (“ADRs”). An ADR may be issued in either book-entry or certificated form by the depositary. If an ADR is issued in book-entry form, you will receive periodic statements from the depositary showing your ownership interest in ADSs.

The depositary’s office is currently located at Four New York Plaza, New York, NY 10004.

You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of ADR holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Because the depositary’s nominee will actually be the registered owner of the shares, you must rely on it to exercise the rights of a shareholder on your behalf. The obligations of the depositary and its agents are set out in the deposit agreement. The deposit agreement and the ADSs are governed by New York law.

The following is a summary of the material terms of the deposit agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire deposit agreement and the form of ADR of Shire Limited which contains the terms of your ADSs. You can read a copy of the deposit agreement which is filed as an exhibit to Shire plc’s Current Report on Form 8-K filed on November 25, 2005. You may also copy the deposit agreement, which is located at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330.

Share Dividends and Other Distributions

How will I receive dividends and other distributions on the ordinary shares underlying my ADSs?

The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after making any necessary deductions provided for in the deposit agreement. You will receive any distributions in proportion to the number of underlying shares your ADSs represent.

Shire may make various types of distributions with respect to its securities. Except as stated below, to the extent the depositary is legally permitted it will deliver such distributions to ADR holders in proportion to their interests in the following manner:

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CASH. The depositary shall convert cash distributions from foreign currency to U.S. dollars if this is permissible and can be done on a reasonable basis. The depositary will endeavor to distribute such cash in a practicable manner, and may deduct any taxes required to be withheld, any expenses of converting foreign currency and transferring funds to the U.S., and certain other expenses and adjustments. In addition, before making a distribution the depositary will deduct any taxes withheld. IF THE EXCHANGE RATES

FLUCTUATE DURING A TIME WHEN THE DEPOSITARY CANNOT CONVERT THE CURRENCY, YOU MAY LOSE SOME OR ALL OF THE VALUE OF THE DISTRIBUTION.

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SHARES. In the case of a distribution in shares, the depositary will issue additional ADRs to evidence the number of ADSs representing such shares. Only whole ADSs will be issued. Any shares which would result in fractional ADSs will be sold and the net proceeds will be distributed to the ADR holders entitled thereto.

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RIGHTS TO RECEIVE ADDITIONAL SHARES. In the case of a distribution of rights to subscribe for additional shares or other rights, if Shire provides satisfactory evidence that the depositary may lawfully distribute such rights, the depositary may arrange for ADR holders to instruct the depositary as to the exercise of such rights. However, if Shire does not furnish such evidence, the depositary may

•	sell such rights if practicable and distribute the net proceeds as cash; or

•	allow such rights to lapse, whereupon ADR holders will receive nothing.

Shire has no obligation to file a registration statement under the Securities Act in order to make any rights available to ADR holders.

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OTHER DISTRIBUTIONS. In the case of a distribution of securities or property other than those described above, the depositary may either (i) distribute such securities or property in any manner it deems fair and equitable or (ii) sell such securities or property and distribute any net proceeds in the same way it distributes cash.

Any U.S. dollars will be distributed by checks drawn on a bank in the U.S. for whole dollars and cents. Fractional cents will be withheld without liability for interest and dealt with by the depositary in accordance with its then current practices.

The depositary may choose any practical method of distribution for any specific ADR holder, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing it, on behalf of the ADR holder as deposited securities.

THE DEPOSITARY MAY NOT BE ABLE TO CONVERT ANY CURRENCY AT A SPECIFIED EXCHANGE RATE OR SELL ANY PROPERTY, RIGHTS, SHARES OR OTHER SECURITIES AT A SPECIFIED PRICE. WE CANNOT ASSURE YOU THAT ANY OF SUCH TRANSACTIONS CAN BE COMPLETED WITHIN A SPECIFIED TIME PERIOD.

Deposit, Withdrawal and Cancellation

How does the depositary issue ADSs?

The depositary will issue ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian.

Shares deposited in the future with the custodian must be accompanied by certain documents, including instruments showing that such shares have been properly transferred or endorsed to the person on whose behalf the deposit is being made.

The custodian will hold all deposited shares for the account of the depositary.  ADR holders thus have no direct ownership interest in the shares and only have such rights as are contained in the deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited shares. The deposited shares and any such additional items are referred to as “deposited securities”.

Upon each deposit of shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary, the depositary will issue an ADR or ADRs in the name of the person entitled thereto evidencing the number of ADSs to which such person is entitled. Certificated ADRs will be delivered at the depositary’s principal New York office or any other location that it may designate as its transfer office. If ADRs are in book-entry form, a statement setting forth such ownership interest will be mailed to holders by the depositary. All of the ADSs issued will, unless specifically requested to the contrary, be part of the depositary’s book-entry direct registration system and registered holders will receive periodic statements from the depositary which will show the number of ADSs registered in such holder’s name. An ADR holder can always request that the ADSs not be held through the depositary’s direct registration system and that a certificated ADR be issued.

How do ADR holders cancel an ADS and obtain deposited securities?

When you turn in your ADS at the depositary’s office, it will, upon payment of certain applicable fees, charges and taxes, deliver at the custodian’s office the underlying shares. At your risk, expense and request, the depositary may deliver at such other place as you may request.

The depositary may only restrict the withdrawal of deposited securities in connection with:

•	temporary delays caused by closing transfer books of the depositary or Shire or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

•	the payment of fees, taxes and similar charges; or

•	compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs.

This right of withdrawal may not be limited by any other provision of the agreement.

Voting Rights

How do I vote?

If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the shares which underlie your ADSs. After receiving voting materials from Shire, the depositary will notify all of the ADR holders of any shareholder meeting or solicitation of consents or proxies. This notice will describe how you may instruct the depositary to exercise the voting rights for the shares which underlie your ADSs. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will try, as far as practical, subject to the provisions of and governing the underlying shares or other deposited securities, to vote or to have its agents vote the shares or other deposited securities as you instruct. The depositary will only vote or attempt to vote as you instruct. The depositary will not itself exercise any voting discretion. Furthermore, neither the depositary nor its agents are responsible for any failure to carry out any voting instructions, for the manner in which any vote is cast or for the effect of any vote. To the extent we are able to provide the depositary with required legal opinions in form acceptable to it, to the extent holders of ADRs do not provide voting instructions to the depositary, such holders shall be deemed to have instructed the depositary to give a discretionary proxy to a person designated us, provided that no such instruction shall be deemed to be given and no discretionary proxy shall be given with respect to matters which we inform the depositary that we do not wish such proxy given.

Because there is no guarantee that you will receive voting materials in time to instruct the depositary to vote, it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

Fees and Expenses

What fees and expenses will I be responsible for paying?

ADR holders will be charged a fee by the depositary for each issuance of ADSs, including issuances resulting from distributions of shares, rights and other property, and for each surrender of ADSs in exchange for deposited securities. The fee in each case is $5.00 for each 100 ADSs or any portion thereof issued or surrendered. ADR holders or persons depositing shares may also be charged the following expenses:

•	stock transfer or other taxes and other governmental charges;

•	cable, telex and facsimile transmission and delivery charges;

•	transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities; and

•	expenses of the depositary in connection with the conversion of foreign currency into U.S. dollars.

Shire will pay all other charges and expenses of the depositary and any agent of the depositary pursuant to agreements from time to time between Shire and the depositary. However, Shire will not pay any charges and expenses of the custodian. The fees described above may be amended from time to time.

Payment of Taxes

ADR holders must pay any tax or other governmental charge payable by the custodian or the depositary on any ADS or ADR, deposited security or distribution. If an ADR holder owes any tax or other governmental charge, the depositary may (1) deduct the amount thereof from any cash distributions, or (2) sell deposited securities and deduct the amount owing from the net proceeds of such sale. In either case the ADR holder remains liable for any shortfall. Additionally, if any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or any withdrawal of deposited securities, except under limited circumstances mandated by securities regulations. If any tax or governmental charge is required to be withheld on any non-cash distribution, the depositary may sell the distributed property or securities to pay such taxes and distribute any remaining net proceeds to the ADR holders entitled thereto.

Reclassifications, Recapitalizations and Mergers

If Shire takes certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities and (ii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of Shire, then the depositary may choose to:

(1)	amend the form of ADR;
(2)	distribute additional or amended ADRs;
(3)	distribute cash, securities or other property it has received in connection with such actions;
(4)	sell any securities or property received and distribute the proceeds as cash; or
(5)	none of the above.

If the depositary does not choose any of (1)--(4), any of the cash, securities or other property it receives shall constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.

Amendment and Termination

How may the deposit agreement be amended?

Shire may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. ADR holders must be given at least 30 days notice of any amendment that imposes or increases any fees or charges, other than taxes and other charges specifically payable by ADR holders under the deposit agreement, or affects any substantial existing right of ADR holders. If an ADR holder continues to hold ADRs or ADSs after being so notified, such ADR holder is deemed to agree to such amendment. An amendment can become effective before notice is given if this is necessary to ensure compliance with a new law, rule or regulation.

No amendment will impair your right to surrender your ADSs and receive the underlying securities. If a governmental body adopts new laws or rules which require the deposit agreement or ADS to be amended, we and the depositary may make the necessary amendments, which could take effect before you receive notice thereof.

How may the deposit agreement be terminated?

The depositary may terminate the deposit agreement by giving the ADR holders at least 30 days prior notice, and it must do so at Shire’s request. After termination, the depositary’s only responsibility will be (i) to deliver deposited securities to ADR holders who surrender their ADRs, and (ii) to hold or sell distributions received on deposited securities. As soon as practicable after the expiration of six months from the termination date, the depositary will sell the deposited securities which remain and hold the net proceeds of such sales, without liability for interest, in trust for the ADR holders who have not yet surrendered their ADRs. After making such sale, the depositary shall have no obligations except to account for such proceeds and other cash.

Limits on Obligations and Liability to ADR Holders

Limits on Shire’s Obligations and the Obligations of the Depositary; Limits on Liability to ADR Holders and Holders of ADSs

The deposit agreement expressly limits the obligations and liability of the depositary, Shire and its respective agents. Neither Shire nor the depositary nor any of their respective officers, directors, employees and agents will be liable:

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if any present or future law, regulation, the provisions of or governing any deposited securities, act of God, war or other circumstance beyond its control shall prevent, delay or subject to any civil or criminal penalty any act which the deposit agreement or ADRs provide shall be done or performed by it;

•	for exercising or failing to exercise discretion under the deposit agreement;

•	if Shire or the depositary performs its obligations without gross negligence or bad faith; or

•	for any action based on advice or information from legal counsel, accountants, any person presenting shares for deposit, any holder, or other qualified person.

Neither the depositary nor its agents have any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs. Shire and its agents shall only be obligated to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs, which in Shire’s opinion may involve it in expense or liability, if indemnity satisfactory to it against all expense, including fees and disbursements of counsel, and liability be furnished as often as Shire requires.

The depositary will not be responsible for failing to carry out instructions to vote the ADSs or for the manner in which the ADSs are voted or the effect of the vote.

The depositary may own and deal in securities and in ADSs.

Requirements for Depositary Actions

Shire, the depositary or the custodian may refuse to

•	issue, register or transfer an ADR or ADRs;

•	effect a split-up or combination of ADRs;

•	deliver distributions on any such ADRs; or

•	unless the deposit agreement provides otherwise, permit the withdrawal of deposited securities, until the following conditions have been met:

•	the holder has paid all taxes, governmental charges, and fees and expenses as required in the deposit agreement;

•	the holder has provided the depositary with any information it may deem necessary or proper, including, without limitation proof of identity and the genuineness of any signature; and

•	the holder has complied with such regulations as the depositary may establish under the deposit agreement.

Unless the deposit agreement provides otherwise, the depositary may also suspend the issuance of ADSs, the deposit of shares, the registration, transfer, split-up or combination of ADRs, or the withdrawal of deposited securities if the register for ADRs or any deposited securities is closed or if the depositary or Shire decides any such action is advisable.

Pre-release of ADSs

The depositary may also issue ADRs prior to the deposit with the custodian of shares or rights to receive shares. This is called a pre-release of the ADS. A pre-release is closed out as soon as the underlying shares are delivered to the depositary. The depositary may pre-release ADSs only if:

•	the depositary has received collateral for the full market value of the pre-released ADRs; and

•	each recipient of pre-released ADRs agrees in writing that he or she

•	owns the underlying shares;

•	assigns all rights in such shares to the depositary;

•	holds such shares for the account of the depositary; and

•	will deliver such shares to the custodian as soon as practicable, and promptly if the depositary so demands.

In general, the number of pre-released ADSs will not evidence more than 20% of all ADSs outstanding at any given time, excluding those evidenced by prereleased ADRs. However, the depositary may change or disregard such limit from time to time under certain circumstances.